Exhibit 23.1

                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of National TechTeam, Inc. for the registration of 350,000 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 1998, with respect to the consolidated financial statements of National TechTeam, Inc. for the year ended December 31, 1997 included in its Annual Report (Form 10-K) dated March 31, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Detroit, Michigan
May 28, 1998